Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

TH International Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees To Be Paid	Equity	Ordinary Share, par value US$0.00000939586994067732 per share	Rule 457(f)(1) Other	5,496,000(1)(2)	$3.88(3)	$21,324,480.00	$0.00011020	$2,350.00
	Equity	Warrants to purchase Class A common stock	Other	22,900,000(4)	N/A	N/A	N/A	—(5)
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities	—	—	—	—		—
	Total Offering Amounts					$21,324,480.00		$2,350.00
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$2,350.00

(1)

Represents the maximum number of Ordinary Shares, par value US$0.00000939586994067732 per share (the “Ordinary Shares”) of the Registrant that may be issued directly to holders of the Registrant’s public warrants and holders of the Registrant’s private placement warrants who tender their respective warrants.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional Ordinary Shares issuable by reason of any stock dividend, share split, recapitalization or other similar transaction).

(3)

Estimated pursuant to Rules 457(f) and 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $3.88 per share, which is the average of the high and low prices of the Ordinary Shares as reported on The Nasdaq Capital Market on May 11, 2023.

(4)	Represents the maximum number of warrants that may be exchanged pursuant to this Registration Statement in connection with the exchange offer.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.